Exhibit 99.3

Unaudited Pro Forma Combined Financial Statements of

the Combined Company and Related Notes

Introduction

The following unaudited pro forma combined financial statements as of and for the nine months ended September 25, 2021 and for the fiscal year ended December 26, 2020 are based on the historical financial statements of Franchise Group, Inc. (“Franchise Group” or the “Company”), W.S. Badcock Corporation (“Badcock”), Pet Supplies Plus, LLC and Subsidiaries (“Pet Supplies Plus” or “PSP”) and American Freight Group, Inc. (“American Freight”), after giving effect to i) the transactions consummated pursuant to the Stock Purchase Agreement, dated as of November 22, 2021, by and among Franchise Group Newco BHF, LLC, a Delaware limited liability company (the “Purchaser”), W.S. Badcock Corporation, a Florida corporation, the holders of 100% of the issued and outstanding capital stock of Badcock (the “Sellers”) and William K. Pou, Jr., solely in his capacity as representative of the Sellers, whereby the Purchaser purchased from the Sellers, 100% of the issued and outstanding capital stock of Badcock (the “Badcock acquisition”), ii) the transaction consummated pursuant to the Amended and Restated Equity Purchase Agreement (as amended, the “Purchase Agreement”), dated as of March 3, 2021, by and among the Company, solely for purposes of agreeing to the covenants set forth in Section 10.19 of the Purchase Agreement, Franchise Group Newco PSP, LLC, Delaware limited liability company and a subsidiary of the Company (the “PSP Purchaser”), PSP Holdings, LLC, a Delaware limited liability company, Sentinel Capital Partners VI-A, L.P., a Delaware limited partnership, Sentinel PSP Blocker, Inc., a Delaware corporation, PSP Midco, LLC, a Delaware limited liability company (“PSP Midco”), PSP Intermediate, LLC, a Delaware limited liability company, Sentinel Capital Partners, L.L.C., a Delaware limited liability company, solely for purposes of agreeing to the covenants set forth in Section 6.8 and Section 6.9 of the Purchase Agreement, and PSP Midco Holdings, LLC, a Delaware limited liability company (collectively, the “PSP Sellers”), pursuant to which the PSP Purchaser acquired all of the outstanding equity interests of PSP Midco (the “PSP acquisition”), and iii) the transaction consummated pursuant to the Agreement and Plan of Merger, dated as of February 14, 2020, by and among Franchise Group Newco Intermediate AF, LLC (“Parent”), American Freight, Franchise Group Merger Sub AF, Inc., a Delaware limited liability company and a subsidiary of Parent (“Merger Sub”), and The Jordan Company, L.P., a Delaware limited partnership, solely in its capacity as representative for the Fully-Diluted Stockholders (as defined in the Merger Agreement), pursuant to which, among other things, Merger Sub merged with and into American Freight, with American Freight surviving as a wholly owned subsidiary of Parent (the “American Freight merger”) .

The unaudited pro forma combined financial statements give effect to the Badcock acquisition, the PSP acquisition, and the American Freight merger as well as the related debt financings (collectively, the “Transactions”), including the pro forma adjustments intended to illustrate the estimated effects of the Transactions (collectively, “Adjustments” or “Transaction Accounting Adjustments”).

The unaudited pro forma combined condensed balance sheet as of September 25, 2021 combines the historical consolidated balance sheet of Franchise Group as of September 25, 2021 (which fully reflects the American Freight merger and PSP acquisition) and the historical balance sheet of Badcock as of September 30, 2021, giving effect to the Badcock acquisition and related financing transactions, as if they had occurred on September 25, 2021.

The unaudited pro forma combined statement of operations for the fiscal year ended December 26, 2020 combines the historical consolidated statement of operations for the fiscal year ended December 26, 2020 of Franchise Group, the pre-acquisition historical consolidated statement of operations of American Freight for the period December 30, 2019 to February 14, 2020 derived from American Freight’s books and records, the pre-acquisition historical consolidated statements of operations for the fiscal year ended January 2, 2021 of PSP, and the pre-acquisition historical consolidated statements of operations for the period January 1, 2020 to December 31, 2020 of Badcock which was prepared by combining the trailing six-month statement of operations from January 1, 2020 to June 30, 2020 with the trailing six-month statement of operations from July 1, 2020 to December 31, 2020 derived from Badcock’s books and records giving effect to the Transactions as if they had occurred on December 29, 2019.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 25, 2021 combines the historical consolidated statement of operations for the nine-month period ended September 25, 2021 of Franchise Group (which includes post-acquisition financial information of American Freight), the pre-acquisition historical consolidated statement of operations of PSP for the period of January 3, 2021 to March 9, 2021 derived from PSP’s books and records, and the historical consolidated statement of operations for the period of January 1, 2021 to September 30, 2021 of Badcock which was prepared by combining the trailing six-month statement of operations from January 1, 2021 to June 30, 2021 derived from Badcock’s books and records with the unaudited three-month statement of operations from July 1, 2021 to September 30, 2021 giving effect to the Transactions as if they had occurred on December 29, 2019.

The unaudited pro forma combined financial information is based on various adjustments and assumptions and is not necessarily indicative of what Franchise Group’s consolidated statement of operations or consolidated balance sheet would have been had the Transactions been completed as of the dates indicated or will be for any future periods. The unaudited pro forma financial statements do not purport to project the future financial position or operating results of Franchise Group following the completion of the Transactions. The unaudited pro forma financial information does not include adjustments to reflect any potential synergies or cost savings that may be achievable in connection with the Transactions.

The unaudited pro forma combined financial statements should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma combined financial statements.
•	Franchise Group’s audited consolidated financial statements and related notes for the year ended December 26, 2020, which were revised to reflect the presentation of Liberty Tax as discontinued operations as included in the Form 8-K/A filed with the SEC on June 25, 2021;

•	Franchise Group’s unaudited historical consolidated financial statements and related notes for the nine months ended September 25, 2021, included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2021;

•	Badcock’s audited financial statements and related notes for the fiscal years ended June 30, 2021 and 2020 included elsewhere in the Form 8-K with which these unaudited pro forma combined financial statements are filed as an exhibit (the “Form 8-K”); and

•	Badcock’s unaudited financial statements and related notes for the three-months ended September 30, 2021 included elsewhere in this Form 8-K.

Description of the Transactions

American Freight merger

On February 14, 2020, Franchise Group completed the acquisition of American Freight for $357.3 million in cash. The acquisition costs related to the American Freight acquisition were financed through a term loan and credit facility that were refinanced in connection with the PSP financing further discussed below.

Pet Supplies Plus acquisition and the refinancing of New Holdco’s term loan and credit facility

On March 10, 2021, Franchise Group completed the PSP acquisition in an all-cash transaction valued at approximately $453.3 million. In connection with the PSP acquisition, the Company entered into commitments with its lenders for $1.3 billion in new term loan credit facilities to refinance its existing term loan and credit facility and to provide financing for the PSP acquisition:

•	Term loan financing: On March 10, 2021, Franchise Group and various of its subsidiaries entered into a First Lien Credit Agreement with various lenders for an amount of $1 billion senior secured term loan (“Franchise Group First Lien Term Loan”). On the same date, the Company and various of its subsidiaries also entered into a Second Lien Credit Agreement with various lenders for a $300 million senior secured term loan (“Franchise Group Second Lien Term Loan”, and together with the Franchise Group First Lien Term Loan, the “Term Loans”). The Franchise Group First Lien Term Loan will mature on March 10, 2026 and the Franchise Group Second Lien Term Loan will mature on September 10, 2026, unless the maturities are accelerated subject to the terms set forth in the Credit Agreements. The Term Loans will bear interest at a rate per annum based on LIBOR for an interest period of one, two, three or six months plus an interest margin of 4.75% with a 0.75% LIBOR floor for the First Lien Term Loan and an interest margin of 7.50% with a 1.00% LIBOR floor for the Second Lien Term Loan.

•	ABL credit facility financing: On March 10, 2021, Franchise Group and various of its subsidiaries entered into a Third Amended and Restated Loan and Security Agreement with various lenders which provided Franchise Group with an aggregate commitment of a $150 million credit facility. The ABL credit facility will mature on March 10, 2026, unless the maturity is accelerated subject to terms set forth in the ABL Agreement. As of the closing date of the PSP acquisition, Franchise Group had not drawn down any amount from this credit facility.

Acquisition of W.S. Badcock and entry into Badcock Credit Agreements

On November 22, 2021, Franchise Group completed the Badcock acquisition in an all-cash transaction valued at approximately $581.4 million. The acquisition costs related to the Badcock acquisition were financed through term loans totaling $575 million. On November 22, 2021, the Company and certain of its direct and indirect subsidiaries entered into a First Lien Credit Agreement (the “First Lien Badcock Credit Agreement”), which provides for a $425 million senior secured loan (the “First Lien Badcock Term Loan”), and a Second Lien Credit Agreement (the “Second Lien Badcock Credit Agreement”), which provides for a $150 million senior secured loan (the “Second Lien Badcock Term Loan”), each for two-year terms unless the maturities are accelerated subject to the terms set forth in the First Lien and Second Lien Credit Agreement. The First Lien Badcock Term Loan will bear interest at a rate per annum based on the 3 Month Term Secured Overnight Financing Rate (“SOFR”) with a credit spread adjustment of 0.15% plus an interest margin of 4.75% for an interest period of three months. The Second Lien Badcock Term Loan will bear interest at a rate per annum based on the SOFR floor plus an interest margin of 7.50%.

Other transactions

On December 27, 2020, the Company completed the acquisition of Furniture Factory Ultimate Holding, L.P. (“FFO”), a regional retailer of furniture and mattresses, for an all-cash purchase price of $13.8 million (the “FFO Acquisition”). In connection with the FFO Acquisition, the Company acquired 31 operating locations which were rebranded and included the Company’s existing American Freight reportable segment.

On September 27, 2021, the Company completed the acquisition of Sylvan Learning (“Sylvan”), a leading tutoring franchisor for Pre-K-12 students and families in the U.S., valued at approximately $81 million (the “Sylvan Acquisition”). The Sylvan Acquisition was financed with cash on hand.

The pro forma financial statements do not reflect the FFO Acquisition or the Sylvan Acquisition as they were not deemed significant pursuant to Rule 3-05 of Regulation S-X.

Unaudited Pro Forma Combined Condensed Statement of Operations

for the nine months ended September 25, 2021

	Adjusted Franchise Group (Note 2)	Adjusted Badcock (Note 3)	Transaction Accounting Adjustments
(In thousands, except per share data)	Nine Months Ended September 25, 2021	For the period January 1, 2021 to September 30, 2021	Purchase Accounting Adjustments (Note 4)		Financing & Other Adjustments (Note 5)		Pro Forma Combined Nine Months Ended September 25, 2021
Revenues:

Product	$2,352,818	$534,758	$-		$-		$2,887,576
Service and other	127,624	146,455					274,079

Rental	26,077	-					26,077
Total revenues	$2,506,519	$681,213	$-		$-		$3,187,732
Operating Expenses:
Cost of revenue:
Product	1,471,895	297,790	(3,356)	(4c)			1,766,329
Service and other	10,076	-					10,076
Rental	8,869	-					8,869
Total cost of revenue	1,490,840	297,790	(3,356)		-		1,785,274
Selling, general, and administrative expenses	849,920	276,966	(62)	(4n)			1,126,824

Total operating expenses	$2,340,760	$574,756	$(3,418)		$-		$2,912,098
Income (loss) from operations	$165,759	$106,457	$3,418		$-		$275,634
Other income (expense):
Interest expense, net	(96,082)	(8,904)			(20,985)	(5c)	(125,971)
Other	(49,815)	15,479			-		(34,336)
Income (loss) before income taxes	$19,862	$113,032	$3,418		$(20,985)		$115,327
Income tax expense (benefit)	(16,795)	24,269	881	(4o)	(5,410)	(5d)	2,945
Income (loss) from continuing operations	$36,657	$88,763	$2,537		$(15,575)		$112,382

Net income (loss) per share of common stock from continuing operations:
Basic	$0.75						$2.64
Diluted	$0.74						$2.59

Weighted-average shares outstanding:
Basic	40,171,458						40,171,458
Diluted	40,931,423						40,931,423

Unaudited Pro Forma Combined Condensed Statement of Operations

for the year ended December 26, 2020

	Adjusted Franchise Group (Note 2)	Adjusted Badcock (Note 3)	Transaction Accounting Adjustments
(In thousands, except per share data)	Year Ended December 26, 2020	Year Ended December 31, 2020	Purchase Accounting Adjustments (Note 4)		Financing & Other Adjustments (Note 5)		Pro Forma Combined Year Ended December 26, 2020
Revenues:
Product	$2,770,778	$691,595	$-		$-		$3,462,373
Service and other	89,301	207,382			-		296,683
					-
Rental	64,267	-					64,267
Total revenues	$2,924,346	$898,977	$-		$-		$3,823,323
Operating Expenses:
Cost of revenue:
Product	1,693,384	382,906	(667)	(4c)			2,075,623
Service and other	2,149	-					2,149
Rental	21,905	-	-		-		21,905
Total cost of revenue	1,717,438	382,906	(667)		-		2,099,677
Selling, general, and administrative expenses	1,184,508	419,107	(897)	(4n)	-		1,607,330
			4,612	(4m)
Total operating expenses	$2,901,946	$802,013	$3,048		$-		$3,707,007
Income (loss) from operations	$22,400	$96,964	$(3,048)		$-		$116,316
Other income (expense):
Interest expense, net	(92,532)	(16,083)			(23,087)	(5c)	(131,702)
Other	(5,645)	784					(4,861)
Gain from bargain purchase	-	-	129,432	(4g)			129,432
Income (loss) before income taxes	$(75,777)	$81,665	$126,384		$(23,087)		$109,185
Income tax expense (benefit)	(66,944)	20,306	(786)	(4o)	(5,952)	(5d)	(53,376)
Income (loss) from continuing operations	$(8,833)	$61,359	$127,170		$(17,135)		$162,561

Net income (loss) from continuing operations per share of common stock:
Basic	$(0.28)						$4.69
Diluted	$(0.28)						$4.63

Weighted-average shares outstanding:
Basic	34,531,362						34,531,362
Diluted	34,971,935						34,971,935

Unaudited Pro Forma Combined Balance Sheet

as of September 25, 2021

	Historical
	Franchise Group (Note 2)	Adjusted Badcock (Note 3)	Transaction Accounting Adjustments
(In thousands, except share count and per share data)	As of September 25, 2021	As of September 30, 2021	Purchase Accounting Adjustments (Note 4 )		Financing & Other Adjustments (Note 5)		Pro Forma Combined As of September 25, 2021
Assets
Current assets:
Cash and cash equivalents	$159,972	$106,837	$(550,634)	(4a)			$195,093
			(82,500)	(4b)	561,418	(5a)
Current receivables, net	95,686	416,450	(48,649)	(4d)			463,487
Inventories, net	533,552	97,522	27,727	(4c)			658,801
Other current assets	18,643	5,843	(262)	(4e)			23,826
			(398)	(4k)
Total Current Assets	$807,853	$626,652	$(654,716)		$561,418		$1,341,207
Property, equipment, and software, net	202,968	110,206	122,113	(4f)			435,287
Non-current receivables, net	12,000	51,873	(5,923)	(4d)			51,921
			(6,029)	(4l)
Goodwill	787,441	-					787,441
Operating lease right-of-use assets	308,905	-	53,288	(4e)			362,193
Intangible assets, net	656,561						656,561
Other non-current assets	55,856	23,382	(3,123)	(4b)			74,377
			(1,738)	(4l)
Total Assets	$2,831,584	$812,113	$(496,128)		$561,418		$3,708,987

Liabilities and Equity
Current liabilities:
Current installments of long-term obligations	1,420	9,642	(5,362)	(4b)			5,700
Accounts payable and accrued expenses	360,274	100,025	(1,465)	(4b)			457,730
			(532)	(4l)
			(2,139)	(4l)
			1,567	(4i)
Current operating lease liabilities	158,577		13,021	(4e)			171,598
Other current liabilities	34,095	5,052					39,147
Total Current Liabilities	$554,366	$114,719	$5,090		$-		$674,175
Long-term obligations, excluding current installments	1,072,909	195,277	(187,970)	(4b)	561,418	(5b)	1,641,634
Non-current operating lease liabilities	513,461	-	40,267	(4e)			553,728
Other non-current liabilities	51,366	18,298	(4,864)	(4e)			75,148
			23,136	(4j)
			(12,788)	(4b)
Total Liabilities	$2,192,102	$328,294	$(137,129)		$561,418		$2,944,685

Stockholders and Members' equity:
Preferred stock, $0.01 par value per share,	45						45
Common stock, $0.01 par value per share	402	-					402
Common stock, $1.00 par value per share	-	440	(440)	(4h)			-
Common stock, $100.00 par value per share	-	169	(169)	(4h)			-
Additional paid-in capital	471,405	-					471,405
Accumulated other comprehensive loss, net of taxes	-	(9,637)	9,637	(4h)			-
Retained earnings	167,630	492,847	(492,847)	(4h)			292,450
			129,432	(4g)
			(4,612)	(4i)
Total Equity	$639,482	$483,819	$(358,999)		$-		$764,302
Total Liabilities and Equity	$2,831,584	$812,113	$(496,128)		$561,418		$3,708,987

Notes to the Unaudited Pro Forma Combined Financial Statements

(dollars in thousands, except share and per share data)

Note 1: Basis of Presentation

The accompanying pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma statement of operations and unaudited pro forma balance sheet of the combined company are based on the historical financial statements of Franchise Group, American Freight, PSP, and Badcock (the “Combined Company”), after giving effect to the Transactions as described above. The historical financial statements of Franchise Group, American Freight, PSP, and Badcock have been adjusted in the accompanying pro forma financial statements to reflect Transaction Accounting Adjustments that depict the estimated accounting effects of the Transactions in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

The Transactions are accounted for using the acquisition method of accounting with Franchise Group considered the accounting and legal acquirer of Badcock, PSP, and American Freight. The unaudited pro forma financial statements reflect the preliminary assessment of fair values and useful lives assigned to the Badcock assets acquired and liabilities assumed. Fair value estimates were determined based on preliminary valuation analysis. The detailed valuation studies necessary to arrive at the required estimates of the fair values for the Badcock assets acquired and liabilities assumed have not been completed. Since this pro forma financial information has been prepared based on preliminary estimates of consideration and fair values attributable to the Badcock acquisition, the actual amounts eventually recorded for the purchase accounting, including the identifiable tangibles and bargain purchase gain, may differ materially from the information presented.

The unaudited pro forma combined statements of operations are only presented through income (loss) from continuing operations in accordance with Article 11 of Regulation S-X. Accordingly, the historical results of Franchise Group exclude the activity of Liberty Tax which is presented within discontinued operations for the nine months ended September 25, 2021 and for the year ended December 26, 2020.

Note 2: Adjustments to Franchise Group’s, American Freight’s, and PSP’s Historical Financial Statements

The Franchise Group adjusted combined statement of operations for the year ended December 26, 2020 was prepared by combining the historical consolidated statement of operations for the year ended December 26, 2020 of Franchise Group, (as revised to reflect the presentation of Liberty Tax as discontinued operations and included within the Form 8-K/a filed on June 25, 2021), the pre-acquisition operations of American Freight for the period December 30, 2019 to February 14, 2020, the pre-acquisition operations of PSP for the year ended January 2, 2021, the Transaction Accounting Adjustments related to the American Freight merger for the period December 30, 2019 to February 14, 2020 and the Transaction Accounting Adjustments related to the PSP acquisition for the year ended January 2, 2021. As it relates to the American Freight merger, no corresponding adjustments to the unaudited pro forma income statement for the period February 15, 2020 to December 26, 2020 are recorded as they have been reflected in Franchise Group’s audited statement of operations for the year ended December 26, 2020. As it relates to the balance sheet, there are no corresponding adjustments as the September 25, 2021 balance sheet already reflects the impact of both the American Freight merger and the PSP acquisition.

		Unaudited Pro Forma Combined Statement of Operations
		for the year ended December 26, 2020

	Historical Franchise Group	Historical American Freight	Historical Pet Supplies Plus	Transaction Accounting Adjustments				Adjusted Franchise Group

Dollars in thousands, except per share amounts	Year Ended December 26, 2020	For the period December 30, 2019 to February 14, 2020	Year Ended January 2, 2021	American Freight Transaction		Pet Supplies Plus Transaction		Year Ended December 26, 2020
Revenue:
Product	$1,899,662	$48,659	$822,457					$2,770,778
Service and other	65,798		23,503					89,301
Rental	64,267							64,267
Total revenues	$2,029,727	$48,659	$845,960	$-		$-		$2,924,346
Operating expenses:
Cost of revenue:
Product	1,136,054	27,542	524,292			5,496	(2e)	1,693,384
Service and other	2,149							2,149
Rental	21,905							21,905
Total cost of revenue	1,160,108	27,542	524,292	-		5,496		1,717,438
Selling, general, and administrative expenses	817,108	30,729	339,312	322	(2a)	(2,963)	(2f)	1,184,508

Total operating expenses	$1,977,216	$58,271	$863,604	$322		$2,533		$2,901,946
Income (Loss) from operations	$52,511	$(9,612)	$(17,644)	$(322)		$(2,533)		$22,400
Other income (expense):
Interest expense, net	(96,774)	(624)	(20,229)	624	(2b)	24,471	(2g)	(92,532)
Other	(5,294)		(351)					(5,645)
(Loss) from continuing operations before income taxes	$(49,557)	$(10,236)	$(38,224)	$302		$21,938		$(75,777)
Income tax (benefit) expense	(60,501)	(2,541)	219	78	(2c)	(4,199)	(2h)	(66,944)
Income (loss) from continuing operations	$10,944	$(7,695)	$(38,443)	$224		$26,137		$(8,833)
Less: Net loss attributable to non-controlling interest	9,701	-		(9,701)	(2d)	-		-
Net loss attributable to Franchise Group, Inc.	$20,645	$(7,695)	$(38,443)	$(9,477)		$26,137		$(8,833)

Net income (loss) per share of common stock from continuing operations:
Basic (i)	$0.57							$(0.28)
Diluted (ii)	$0.57							$(0.28)

Weighted-average shares outstanding:
Basic	34,531,362							34,531,362
Diluted (ii)	34,971,935							34,531,362

(i) Preferred dividends of $0.8 million were declared for the year ended December 26, 2020 and therefore were excluded from the basic and diluted earnings per share.

(ii) Due to the pro forma combined net loss for the year ended December 26, 2020, dilutive common share equivalents were excluded from diluted weighted average common shares outstanding as they would have been anti-dilutive.

(2a) Represents $0.3 million adjustment to selling, general, and administrative expenses related to American Freight’s fair value adjustments to leases and property, equipment, and software for the period December 30, 2019 to February 14, 2020. No corresponding adjustment was made to the unaudited pro forma balance sheet as the historical audited balance sheet of Franchise Group as of December 26, 2020 already reflects the American Freight merger.

(2b) Represents the elimination of the American Freight’s historical term loan interest incurred from December 30, 2019 to February 14, 2020 prior to the American Freight merger.

(2c) Represents the adjustment to income tax expense. The income tax expense is calculated based on the pre-tax adjustment of American Freight’s Transaction Accounting Adjustment and the estimated U.S. statutory tax rates of the of 25.8% for the year ended December 26, 2020. The actual effective tax rate of Franchise Group may differ materially from the pro forma tax rates due to, among other factors, changes in tax laws, the impact of permanent tax differences, income tax reserves determined in connection with the merger and tax planning.

(2d) Represents the adjustment to reclassify the income (loss) attributable to non-controlling interests to income (loss) attributable to common stockholders given the full exchange of New Holdco common units held by Buddy’s equity members into Franchise Group common shares.

(2e) Represents the $5.5 million adjustment to cost of revenue in connection with the fair value adjustments to increase PSP’s inventory estimated to turn in approximately 2 months.

(2f) Represents the $3 million adjustment to selling, general, and administrative expenses for the year ended January 2, 2021 in connection with the intangible assets and above/(below) market leases fair value step-up.

(2g) Represents the elimination of the PSP’s historical term loan and line of credit interest incurred for the year ended January 2, 2021, prior to the PSP acquisition and the additional interest expense calculated at a 5.50% estimated interest rate in connection with the Franchise Group First Lien Term Loan and an 8.50% estimated interest rate in connection with the Franchise Group Second Lien Term Loan. The estimated interest rates and adjustments are based on current LIBOR rates and estimated interest rate spreads in accordance with the terms of the executed credit agreements. Lastly, it also represents the estimated deferred financing costs in connection with the Franchise Group First Lien Term Loan, the Franchise Group Second Lien Term Loan, and the ABL credit facility.

(2h) Represents adjustments to income tax benefit. The income tax benefit adjustment is calculated by applying the estimated U.S. statutory tax rates of 25.8% for the year ended December 26, 2020 to the historical PSP pre-tax loss of $38.2 million as PSP was historically a pass-through entity, resulting in a net pro forma adjustment of $4.2 million for the year ended December 26, 2020. The actual effective tax rate of Franchise Group may differ materially from the pro forma tax rates due to, among other factors, changes in tax laws, the impact of permanent tax differences, the realizability of income tax benefits and income tax reserves determined in connection with the acquisition and tax planning.

The Franchise Group adjusted combined statement of operations for the nine months ended September 25, 2021 was prepared by combining the historical consolidated statement of operations for the nine months ended September 25, 2021 of Franchise Group, the pre-acquisition operations of PSP for the period January 3, 2021 to March 9, 2021 and the Transaction Accounting Adjustments related to the PSP acquisition for the period January 3, 2021 to March 9, 2021. As it relates to the PSP acquisition, no corresponding adjustments to the unaudited pro forma income statement for the period March 10, 2021 to September 25, 2021 are recorded as they have been reflected in the historical Franchise Group unaudited statement of operations for the nine months ended September 25, 2021.

		Unaudited Pro Forma Combined Statement of Operations
		for the nine months ended September 25, 2021

		Historical Franchise Group	Historical Pet Supplies Plus	Transaction Accounting Adjustments		Adjusted Franchise Group

Dollars in thousands, except per share amounts		Nine Months Ended September 25, 2021	For the period January 3, 2021 to March 9,2021	Pet Supplies Plus Transaction		Nine Months Ended September 25, 2021
Revenue:
Product		$2,172,193	$180,625			$2,352,818
Service and other		114,659	12,965			127,624
Rental		26,077				26,077
Total revenues		$2,312,929	$193,590	$-		$2,506,519
Operating expenses:
Cost of revenue:
Product		1,347,673	124,222			1,471,895
Service and other		10,076				10,076
Rental		8,869				8,869
Total cost of revenue		1,366,618	124,222	-		1,490,840
Selling, general, and administrative expenses		780,416	70,257	(753)	(2i)	849,920
Total operating expenses		$2,147,034	$194,479	$(753)		$2,340,760
Income (Loss) from operations		$165,895	$(889)	$753		$165,759
Other income (expense):
Interest expense, net		(91,494)	(3,364)	(1,224)	(2j)	(96,082)
Other		(49,816)	1			(49,815)
Loss before income taxes		$24,585	$(4,252)	$(471)		$19,862
Income tax (benefit) expense		(15,600)	23	(1,218)	(2k)	(16,795)
Income (loss) from continuing operations		$40,185	$(4,275)	$747		$36,657
Less: Net income (loss) attributable to non-controlling interest		-	-	-		-
Net income (loss) attributable to Franchise Group, Inc.		$40,185	$(4,275)	$747		$36,657

Net income (loss) per share of common stock from continuing operations:
Basic (i)	$0.84					$0.75
Diluted (i)	$0.83					$0.74

Weighted-average shares outstanding:
Basic	40,171,458					40,171,458
Diluted	40,931,423					40,931,423

(i) Preferred dividends of $6.4 million were declared for the nine months ended September 25, 2021 and therefore were excluded from the basic and diluted earnings per share.

(2i) Represents the $0.8 million adjustment to selling, general, and administrative expenses for the period from January 3, 2021 to March 9, 2021 related to the intangible assets and above/below market leases fair value set-up of PSP.

(2j) Represents pro forma adjustments to interest expense for the period from January 3, 2021 to March 9, 2021 related to the interest expense from new financing, the elimination of historical interest expense and the amortization of debt issuance costs.

(2k) Represents adjustments to income tax benefit. The income tax benefit adjustment is calculated by applying the estimated U.S. statutory tax rates of 25.8% for the nine months ended September 25, 2021 to the historical PSP pre-tax losses of $4.2 million, as PSP was historically a pass-through entity, resulting in a net pro forma adjustment of $1.2 million for the nine months ended September 25, 2021. The actual effective tax rate of Franchise Group may differ materially from the pro forma tax rates due to, among other factors, changes in tax laws, the impact of permanent tax differences, the realizability of income tax benefits and income tax reserves determined in connection with the acquisition and tax planning.

Note 3: Reclassification of Badcock’s historical financial statements:

Certain reclassifications have been made to the historical presentation of the statement of operations and balance sheet of Badcock to conform to the financial statement presentation of Franchise Group. Furthermore, the statement of operations for the year ended December 31, 2020 was prepared by combining the trailing six-month statement of operations from January 1, 2020 to June 30, 2020 with the trailing six-month statement of operations from July 1, 2020 to December 31, 2020 derived from the books and records of Badcock. The statement of operations for the nine-months ended September 30, 2021 was prepared by combining the trailing six-month statement of operations from January 1, 2021 to June 30, 2021 derived from Badcock’s books and records with the unaudited three-month statement of operations from July 1, 2021 to September 30, 2021. The following summarizes the reclassification adjustments in the statement of operations and balance sheet of Badcock for the period January 1, 2020 to December 31, 2020 and of January 1, 2021 to September 30, 2021.

W.S. Badcock Corporation Statement of Operations
For the Year Ended December 31, 2020
(in thousands)	Before Adjustment	Reclassification	After Adjustment
Revenue
Net merchandise sales	$691,595	$(691,595)	$-
Product	-	691,595	691,595
Finance Income	152,038	(152,038)	-
Other revenues	55,344	(55,344)	-
Service and other	-	207,382	207,382
Cost of revenue
Cost of goods sold	382,906	(382,906)	-
Product	-	382,906	382,906
Gross profit	$516,071	$-	$516,071
Dealer commissions	174,534	(174,534)	-
Other selling, general and admin expenses	254,032	(254,032)	-
Selling, general, and administrative expenses	-	428,566	419,107
		(9,459)
Operating income	$87,505	$9,459	$96,964
Interest expense	(17,013)	17,013	-
Interest income	930	(930)	-
Interest expense, net	-	(16,083)	(16,083)
Other Income	10,243	(784)	-
		(9,459)
Other	-	784	784
Total other expense	$(5,840)	$(9,459)	$(15,299)
Income tax expense (benefit)	20,306	-	20,306
Net (loss) income	$61,359	$-	$61,359

W.S. Badcock Corporation Statement of Operations
For the Nine Months Ended September 30, 2021
(in thousands)	Before Adjustment	Reclassification	After Adjustment
Revenue
Net merchandise sales	$534,758	$(534,758)	$-
Product	-	534,758	534,758
Finance Income	102,727	(102,727)	-
Other revenues	43,728	(43,728)	-
Service and other	-	146,455	146,455
Cost of revenue
Cost of goods sold	297,790	(297,790)	-
Product	-	297,790	297,790
Gross profit	$383,423	$-	$383,423
Dealer commissions	138,965	(138,965)	-
Other selling, general and admin expenses	145,028	(145,028)	-
Selling, general, and administrative expenses	-	283,993	276,966
		(7,027)
Operating income	$99,430	$7,027	$106,457
Interest expense	(9,486)	9,486	-
Interest income	582	(582)	-
Interest expense, net	-	(8,904)	(8,904)
Other Income	22,506	(15,479)	-
		(7,027)
Other	-	15,479	15,479
Total other expense	$13,602	$(7,027)	$6,575
Income tax expense (benefit)	24,269	-	24,269
Net (loss) income	$88,763	$-	$88,763

W.S. Badcock Corporation Balance Sheet
As of September 30, 2021
(In thousands)	Before Reclassification	Reclassification	As Adjusted
Assets
Cash and cash equivalents	$106,837	$-	$106,837
Current receivables, net	415,807	643	416,450
Inventories, net	97,522	-	97,522
Prepaid expenses and other current assets	6,486	(5,843)	0
		(643)
Other current assets	-	5,843	5,843
Total Current Assets	626,652	0	626,652

Non-current receivables, net	50,627	1,246	51,873
Investments and other assets	13,018	(11,772)	-
		(1,246)
Deferred income taxes - Noncurrent	11,610	(11,610)	-
Other non-current assets	-	23,382	23,382
Property and equipment, net	110,206	-	110,206
Total Assets	$812,113	$0	$812,113

Liabilities and Equity
Current installments of long-term obligations	9,642	-	9,642
Accounts payable and accrued expenses	95,893	9,184	100,025
		(5,052)
Accrued dealer commissions	9,184	(9,184)	-
Other Current Liabilities	0	5,052	5,052
Total Current liabilities	114,719	-	114,719

Long-term obligations excluding current installments	195,277	-	195,277
Other non-current liabilities	18,298	-	18,298
Total Liabilities	$328,294	$-	$328,294

Stockholders' Equity
Common stock - class A	440	-	440
Common stock - class B	169	-	169
Retained earnings	492,847	-	492,847
Accumulated other comprehensive income (loss), net of taxes	(9,637)	-	(9,637)
Total Stockholders' Equity	$483,819	$-	$483,819
Total Liabilities and Equity	$812,113	$-	$812,113

Note 4: Badcock’s Purchase Accounting Adjustments

The unaudited pro forma combined balance sheet as of September 25, 2021 has been adjusted to reflect the preliminary allocation of purchase price to identifiable assets acquired and liabilities assumed related to Badcock, with the excess of the fair value of the identifiable net assets over the consideration transferred reflected as a bargain purchase gain as further described in Note 4g. The historical unaudited balance sheet of Franchise Group as of September 25, 2021 already reflects the American Freight merger and PSP acquisition. The unaudited pro forma statement of operations for the nine-month period ended September 25, 2021 and the unaudited pro forma statement of operations for the year ended December 26, 2020 gives effect to the Transactions as if they occurred on December 29, 2019. The pro forma adjustments to the income statement related to the American Freight merger and PSP acquisition are reflected in Note 2 above and the pro forma adjustments to the income statement related to the Badcock acquisition and related financing are reflected in the note herein.

Estimated purchase price and purchase price allocation of Badcock

Below includes the preliminary calculation of assets acquired and liabilities assumed performed for the purpose of these unaudited pro forma financial statements. The allocation of the purchase price to the fair values of the assets acquired and liabilities assumed includes pro forma adjustments to the fair values of Badcock’s assets and liabilities. At the time of this filing, the Company has not finalized the detailed valuation analysis related to the fair values of identifiable assets acquired and liabilities assumed. The final amounts recorded for the acquisition may differ materially from the information presented below. The preliminary purchase price for Badcock is $547.6 million, subject to potential post-closing working capital adjustments.

The preliminary estimated purchase price allocation of Badcock is calculated as follows:

(in thousands)	September 30, 2021 Badcock Adjusted Information	Conformity & Other Adjustments	Fair value Adjustments	Total Transaction Adjustments		Purchase Price Allocation
Cash and cash equivalents	$106,837	$(82,500)		$(82,500)	(4b)	$24,337
Current receivables, net	416,450		(48,649)	(48,649)	(4d)	367,801
Inventories, net	97,522	27,727	-	27,727	(4c)	125,249
Other current assets	5,843		(262)	(262)	(4e)	5,183
		(398)		(398)	(4k)
Operating lease right-of-use assets	-	53,288		53,288	(4e)	53,288
Property, equipment, and software, net	110,206		122,113	122,113	(4f)	232,319
Intangible assets, net	-		-	-		-
Goodwill	-			-		-
Other non-current assets	23,382	(3,123)		(3,123)	(4b)	18,521
		(1,738)		(1,738)	(4l)
Non-current receivables, net	51,873		(5,923)	(5,923)	(4d)	39,921
		(6,029)		(6,029)	(4l)
Total assets acquired	$812,113	$(12,773)	$67,279	$54,506		$866,619

Accounts payable and accrued expenses	105,077	(1,465)		(1,465)	(4b)	100,941
		(532)		(532)	(4l)
		(2,139)		(2,139)	(4l)
Current portion of operating lease liabilities	-	13,021		13,021	(4e)	13,021
Current installments of long-term obligations	9,642	(5,362)		(5,362)	(4b)	4,280
Long-term obligations, excluding current installments	195,277	(187,970)		(187,970)	(4b)	7,307
Non-current operating lease liabilities	-	40,267		40,267	(4e)	40,267
Other non-current liabilities	18,298	(12,788)	23,136	(12,788)	(4b)	23,782
				23,136	(4j)
			(4,864)	(4,864)	(4e)
Total liabilities assumed	$328,294	$(156,968)	$18,272	$(138,696)		$189,598

Total Net Assets Acquired						$677,021
Cash Purchase Price						547,589
Bargain Purchase Gain (excess of identifiable net assets over purchase price)						$129,432	(4g)

(4a) Represents adjustments related to the payment of the cash purchase price of Badcock and the estimated buy-side acquisition-related costs, as follows:

Pro forma adjustment to cash	Cash
(in thousands)
Purchase price of Badcock	$(547,589)
FRG's Transaction-related costs	(3,045)
Pro forma adjustment to cash	$(550,634)

(4b) Represents the payment of the unassumed portion of Badcock’s historical debt. Badcock’s historical debt of $193.3 million (including a short-term portion of $5.4 million), accrued interest payable of $1.5 million, and interest rate swap derivative liabilities of $12.8 million net of the $3.1 million tax related impacts were removed from the closing balance sheet of Badcock as the historical debt was not legally assumed by Franchise Group. Of the total debt paid, $82.5 million was paid by the Sellers using existing Badcock cash and the remainder was paid using proceeds from the purchase price.

(4c) Represents the adjustment to remove the LIFO reserve from Badcock’s historical books and records. Post-Badcock acquisition, Franchise Group will measure the inventory using FIFO, therefore, the LIFO reserve of $27.7 million was removed from the inventory balance as an accounting conformity adjustment to the September 30, 2021 combined balance sheet as well as the related impacts of $3.4 million and $0.7 million in the combined statement of operations for the nine months ended September 25, 2021 and for the year ended December 26, 2020, respectively.

(4d) Represents the fair value adjustment of Badcock’s short term accounts receivable for $48.6 million and long-term accounts receivable for $5.9 million which represent revolving credit sales originated at the time of delivery of the product and service. This represents a discount of 11.7% on the book value of the receivables. The valuation of the receivables was based on recent transaction involving those receivables. The Company is in the process of performing a more detailed valuation analysis, the result of which may differ materially from this preliminary analysis.

(4e) Represents adjustments to align the accounting policies of Badcock to reflect the adoption of the new lease standard – ASC 842, including adjustments to the operating lease right-of-use assets of $53.3 million, the current operating lease liabilities of $13 million, and non-current operating lease liabilities of $40.3 million. In addition, Badcock’s historical deferred rent of $4.9 million and historical prepaid rent balance of $0.3 million were removed in connection with the Badcock acquisition in accordance with ASC 805 – Business Combinations (“ASC 805”). No preliminary fair values were allocated to the acquired leases. The Company is in the process of performing a more detailed valuation analysis on its acquired leases the result of which may differ materially from this preliminary analysis.

(4f) Represents adjustments to record the preliminary fair value of Badcock’s property, plant, and equipment for a total step-up value of $122.1 million. The sales comparison, income capitalization, and cost approaches were utilized to value the real property, while the personal property was valued using the indirect cost approach and the market approach. The Company is in the process of performing a more detailed valuation analysis, which may differ materially from this preliminary analysis.

(4g) Represents the excess of the preliminary fair value of the underlying identifiable tangible assets, net of liabilities over the purchase price, which is an estimated bargain purchase gain of $129.4 million. In assessing the valuation of Badcock’s assets, the Company preliminarily concluded that there were no material intangibles primarily due to Badcock’s business model and primary sources of revenue. The estimated gain is recognized after reassessing whether the Company correctly identified and measured all components of the acquisition in accordance with ASC 805.

(4h) Represents the elimination of Badcock’s adjusted historical retained earnings of $492.8 million, common stock of $0.6 million and accumulated other comprehensive income (loss) of $9.6 million in connection with the Badcock acquisition.

(4i) Represents $4.6 million of buyer Transaction-related expenses that were incurred after September 25, 2021 to close the Badcock Transaction. $3 million were paid on the Badcock acquisition date while the remaining $1.6 million were unpaid and are accrued on the balance sheet as part of an adjustment to accounts payable and accrued expenses.

(4j) Represents the $23.1 million adjustment to deferred taxes related to conformity, fair value and other adjustments described in notes (4c ,4d, 4e, 4f, and 4k).

Purchase Accounting Adjustments & Conformity Adjustments
Deferred tax liability
(in thousands)
Current receivables, net	$(48,649)
Non-current receivables, net	(5,923)
prepaid expenses and other assets	(398)
Deferred rent	(4,864)
Prepaid rent	(262)
Property, equipment, and software, net	122,113
Inventories, net	27,727
Total adjustments	$89,744
Effective Tax Rate	25.78%
Total deferred tax liability	$23,136

(4k) Represents the adjustment to remove $0.4 million of construction supplies from prepaid expenses and other current assets. Post-Badcock acquisition, Franchise Group will expense these types of costs, therefore, the construction supplies of $0.4 million were removed as an accounting conformity adjustment.

(4l) Represents the adjustments to remove the amounts relating to Badcock owned split-dollar life insurance policies included in Other non-current assets for $1.7 million, Non-current receivables, net for $6.0 million, Accounts payable and accrued expenses for $0.5 million and $2.1 million as these were settled by the Sellers at the closing date.

(4m) Represents the $4.6 million adjustment to selling, general, and administrative expenses in connection with the buyer Transaction-related expenses that were incurred by Franchise Group after September 25, 2021 to close the Badcock acquisition as described in (4a) and (4i) above. These expenses are non-recurring and solely related to the Badcock acquisition.

(4n) Represents the $0.1 million and $0.9 million adjustments to depreciation, recorded in selling, general, and administrative expenses, for the nine months ended September 25, 2021 and for the year ended December 26, 2020 in connection with the property, plant, and equipment fair value step-up of Badcock as described in (4f) and includes the following:

Badcock
				Depreciation expense
	Fair Value	Estimated Useful Life	Amortization Method	Related to the fair value for the nine-month period ended September 30, 2021 (1)	Related to the fair value for the year ended December 31, 2020 (1)
Real property - buildings	$176,279	25	Straight-line	$5,288	$7,051
Real property - improvements	8,643	6	Straight-line	1,080	1,440
Real property - Land	29,174	N/A	N/A	-	-
Personal property	17,221	6	Straight-line	2,153	2,870
personal property - construction in progress	8	N/A	N/A	-	-
Real property - construction in progress	995	N/A	N/A	-	-
Total				$8,521	$11,361
Historical Depreciation (2)				(8,583)	(12,258)
Pro forma adjustment to depreciation				$(62)	$(897)

(1)	Represents the new depreciation expense calculated based on the new fair value of Badcock’s depreciable assets and the Company’s depreciation policy. The newly attributed estimated useful life of both the real estate and personal property are based on the Company’s average for both asset classes.
(2)	Represents the elimination of Badcock’s historical depreciation expense based on Badcock’s original depreciation policy and useful life.

(4o) Represents the adjustment to income tax benefit from the transaction purchase accounting adjustments. The income tax benefit adjustment is calculated by applying the estimated U.S. statutory tax rates of 25.8% for the nine months ended September 25, 2021 and for the year ended December 26, 2020 to the transaction purchase adjustments of $3.4 million and $3.1 million (excluding the bargain purchase gain, which is expected to be a material, permanent tax difference) for the nine months ended September 25, 2021 and for the year ended December 26, 2020, respectively, resulting in net pro forma adjustments of $0.9 million and $0.8 million for the nine months ended September 25, 2021 and for the year ended December 26, 2020, respectively. The actual effective tax rate of Franchise Group may differ materially from the pro forma tax rates due to, among other factors, changes in tax laws, the impact of permanent tax differences, the realizability of income tax benefits and income tax reserves determined in connection with the acquisition and tax planning.

Note 5: Badcock’s Financing and Other Adjustments

In connection with the Badcock acquisition, Franchise Group entered the First Lien Badcock Credit Agreement and the Second Lien Badcock Credit Agreement for a $425 million and a $150 million senior secured loan, respectively with JPMorgan Chase Bank, N.A, in each case for a two-year term. The proceeds have been used to finance the Badcock acquisition, to prepay certain existing indebtedness, and to pay fees and expenses incurred in connection with the Badcock acquisition and financing related transactions. The pro forma adjustment reflects the incurrence of $575 million of indebtedness net of financing costs and the repayment of the existing Badcock debts.

On December 20, 2021 Badcock completed the sale of its existing accounts receivable for a purchase price of $400 million in cash. The proceeds from the sale of these receivables were used to partially repay the $575 million of indebtedness incurred in connection with the Badcock acquisition. The effects of the partial repayment are not reflected in these unaudited combined pro forma financial statements.

(5a) The total pro forma adjustment to cash of $561.4 million represents the proceeds from the issuance of debt for $575 million net of the financing costs of $13.6 million related to the financing of the Badcock acquisition.

(5b) The total pro forma adjustment to debt includes the following:

Pro forma adjustment to debt	Issuance of new Badcock term loans
(in thousands)
Term loans financing	$575,000
Less: Debt issuance costs	(13,582)
Debt, net of debt issuance costs	561,418
Pro forma adjustment to current portion of debt:	-
Pro forma adjustment to debt, net of current portion:	$561,418

(5c) A summary of the total pro forma adjustments to interest expense for the nine-month period of December 27, 2020 to September 25, 2021 includes the following:

Pro forma adjustment to interest expense	Estimated Coupon Interest on new financing (1)	Elimination of historical interest expenses (2)	Amortization of deferred debt issuance costs (3)	Total
(in thousands)
Interest expense prior to partial debt repayment	$25,268	$(9,486)	$5,203	$20,985
Total pro forma adjustment to interest expense	$25,268	$(9,486)	$5,203	$20,985

A summary of the total pro forma adjustments to interest expense for the year ended December 26, 2020 includes the following:

Pro forma adjustment to interest expense	Estimated Coupon Interest on new financing (1)	Elimination of historical interest expenses (2)	Amortization of deferred debt issuance costs (3)	Total
(in thousands)
Interest expense prior to partial debt repayment	$33,598	$(17,013)	$6,502	$23,087
Total pro forma adjustment to interest expense	$33,598	$(17,013)	$6,502	$23,087

(1)	Represents the additional interest expense calculated at a 4.90% interest rate in connection with the First Lien Term Loan and an 8.50% estimated interest rate in connection with the Second Lien Term Loan. The estimated interest rates and adjustments are based on current adjusted SOFR rates and estimated interest rate spreads in accordance with the terms of the First Lien Badcock Term Loan and Second Lien Badcock Term Loan.
(2)	Represents the elimination of Badcock’s historical interest expense because of the extinguishment of its historical term loans pursuant to the acquisition agreements.
(3)	Represents the amortization of the estimated deferred financing costs in connection with the First Lien Term Loan, and the Second Lien Badcock Term Loan.

(5d) Represents adjustments to income tax benefit related to the transaction financing adjustments. The income tax benefit adjustment is calculated by applying the estimated U.S. statutory tax rates of 25.8% for the nine months ended September 25, 2021 and for the year ended December 26, 2020 to the transaction financing adjustments of $21 million and $23.1 million for the nine months ended September 25, 2021 and for the year ended December 26, 2020, respectively, resulting in net pro forma adjustments of $5.4 million and $6 million for the nine months ended September 25, 2021 and for the year ended December 26, 2020, respectively. The actual effective tax rate of Franchise Group may differ materially from the pro forma tax rates due to, among other factors, changes in tax laws, the impact of permanent tax differences, the realizability of income tax benefits and income tax reserves determined in connection with the Badcock acquisition and tax planning.